UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report : June 15, 2022

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment and Restatement of 2021 Equity Incentive Plan

As reported in Item 5.07 below, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Archer Aviation Inc. (the “Company”), held virtually on June 10, 2022, the Company’s stockholders approved an amendment and restatement of the Company’s 2021 Equity Incentive Plan (the “Amended and Restated 2021 Plan”) to (i) increase the number of shares of the Company’s common stock that may be authorized for grant pursuant to awards under the Amended and Restated 2021 Plan by 23,496,329 shares, (ii) increase the “evergreen” provision for purposes of the Amended and Restated 2021 Plan in an amount equal to 5% of the total number of shares of common stock outstanding on the prior December 31 (or such lesser number chosen by the board of directors), and (iii) make certain other changes. The Company’s board of directors previously approved the Amended and Restated 2021 Plan, subject to such stockholder approval.

A summary of the material terms of the Amended and Restated 2021 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022 (the “Proxy Statement”). That summary and the above description of the Amended and Restated 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2021 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2022, the Company held its Annual Meeting virtually. The Company’s stockholders voted on three proposals at the Annual Meeting, each of which is described in more detail in the Company’s Proxy Statement. There were 88,129,640 shares of Class A common stock and 38,071,553 shares of Class B common stock present at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each share of Class A common stock represented one vote and each share of Class B common stock represented ten votes.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.	To elect certain directors of the Company, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.	To approve the proposed Amended and Restated 2021 Plan; and

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

 The final results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Deborah Diaz	444,153,518	925,527	23,766,125
Fred Diaz	437,039,643	8,039,402	23,766,125

Deborah Diaz and Fred Diaz were elected as Class I directors to serve until the 2025 Annual Meeting of Stockholders, and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Proposal 2: Approval of the Company’s Amended and Restated 2021 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
428,163,730	16,482,767	432,548	23,766,125

The stockholders approved the Amended and Restated 2021 Plan.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
468,511,909	150,631	182,630

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. There were no broker non-votes on this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Archer Aviation Inc. Amended and Restated 2021 Equity Incentive Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: June 15, 2022
	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Chief Legal Officer